SWEET SPOT GAMES, INC.
		----------------------------------------------
                (Name of small business issuer in its charter)



           NEVADA                          7382                   26-2909561
----------------------------   ----------------------------   -------------------
(State or other Jurisdiction   (Primary Standard Industrial    (I.R.S. Employer
    of Incorporation or        Classification Code Number)    Identification No.)
       Organization)



                            SWEET SPOT GAMES, INC.
                        2840 HIGHWAY 95 ALT. S, SUITE 7
                         SILVER SPRINGS, NV 89429
                                 519-872-2539
  (Address and telephone number of principal executive offices and principal place of business)

                          GREGORY GALANIS, PRESIDENT
                              SWEET SPOT GAMES, INC.
                          2840 HIGHWAY 95 ALT. S, SUITE 7
                              SILVER SPRINGS, NV 89429
                                 (519) 872-2539
           (Name, address and telephone number of agent for service)

                                  Copies to:
                             CHARLES BARKLEY, ESQ.
                         6201 FAIRVIEW ROAD, SUITE 200
                              CHARLOTTE, NC 28210
                                (704) 944-4290
                             (704) 944-4280 (FAX)

               APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
    From time to time after this Registration Statement becomes effective.


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT IS DECLARED EFFECTIVE.


If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):


Large accelerated filer   [ ]
Accelerated filer 	  [ ]
Non-accelerated filer 	  [ ] (Do not check if a smaller reporting company)
Smaller reporting company [X]







                        CALCULATION OF REGISTRATION FEE


TITLE OF EACH CLASS OF		AMOUNT TO BE    PROPOSED            PROPOSED        	AMOUNT OF
SECURITIES TO BE REGISTERED     REGISTERED (1)  MAXIMUM OFFERING    MAXIMUM AGGREGATE 	REGISTRATION FEE
                                                PRICE               PER SECURITY (2)   	OFFERING PRICE (2)
---------------------------	-------------	----------------    -----------------	------------------
Shares of common stock,		$450,000        $.50                $225,000            6.790
$0.001 par value
---------------------------	-------------	----------------    -----------------	------------------
Total                           $450,000        $.50                $225,000            6.709
---------------------------	-------------	----------------    -----------------	------------------

(1) The registration fee for the shares of the selling security holders is based upon a value of $.50. All shares of common stock registered pursuant to this registration statement are to be offered by the selling stockholders. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a)

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended. The selling security holders are offering 450,000 of the shares, which we are registering. These shares will be sold at $.50 unless and until the shares are traded and thereafter at prevailing market prices. If the selling security holders sell to more than 25 persons, the Company will undertake efforts to have markets established for the trading of the securities. If such a market begins before all securities offered hereby are sold, then the remaining securities will be sold at market prices.

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information contained in this prospectus is not complete and may be changed. Our selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither this prospectus nor the selling stockholders is soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED FEBRUARY 5, 2009

                            SWEET SPOT GAMES, INC.
                        450,000 SHARES OF COMMON STOCK

     This is a prospectus for the resale of up to 450,000 shares of our common stock, par value $0.001 per share, by the selling stockholders of Sweet Spot Games, Inc. identified in this prospectus under "Selling Securityholders".

   Selling security holders are offering shares at a selling price of $.50 per share. These shares may be sold by the selling stockholders from time to time in the over-the-counter market, other national securities exchanges, or an automated interdealer quotation system on which our common stock is then traded or quoted, through negotiated transactions at negotiated prices or otherwise at market prices prevailing at the time of sale. An arbitrary determination of the offering price increases the risk that purchasers of the shares in the offering will pay more than the value the public market ultimately assigns to the shares and more than an independent appraisal value.

   Our common stock is presently not traded on any market or securities exchange and we have not begun to take steps to make the shares available for trading. The sales price to the public is fixed at $.50 per share. After the shares are sold they may be traded on the NASD Over-The-Counter Bulletin Board.The Company is not able to apply for OTC Bulletin Board trading on its own. We anticipate seeking sponsorship for the quotation of our common stock on the OTC Bulletin Board upon effectiveness of the registration statement we have filed with the SEC in connection with this offering. However, we can provide no assurance that our shares will be listed for quotation on the OTC Bulletin Board. If the selling security holders sell to more than 25 persons, the Company will undertake efforts to have markets established for the trading of the securities. If we are unable to obtain a market maker, we expect our securities to trade over the counter on the Pink Sheets after the conclusion of this offering.

The shares of Common Stock offered from time to time by the selling security holders under this prospectus consist of:

450,000 shares sold in a private placement during 2008. All selling security holders are statutory underwriters.

     The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The distribution of the shares by the selling stockholders is not subject to any underwriting agreement. We will receive none of the proceeds from the sale of the shares by the selling stockholders. We will bear all expenses of registration incurred in connection with this offering (currently estimated to be $57,679, but all selling and other expenses incurred by the selling stockholders will be borne by them. An arbitrary determination of the offering price increase the risk that purchasers of the shares in the offering will pay more than the value the public market ultimately assigns to our common stock and more than an independent appraisal value.

   You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This offering is limited to sale of securities and seeking offers to buy securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the units.

   Until ________________, 2009 (60 days after the commencement of this offering), all dealers that buy, sell or trade the securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to any unsold allotments or subscriptions.

   For investors outside the United States: Neither we nor any of the statutory underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. WE URGE YOU TO CAREFULLY CONSIDER THE ``RISK FACTORS'' BEGINNING ON PAGE 11.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.







                                       `

TABLE OF CONTENTS					      PAGE
Summary								6
   - Our Business						6
   - About this Offering					6
   - Corporate Information History				6
The Offering							7
Risk Factors							8
   - Risks related to our business and industry			8
   - Risks relating to our securities				9
Special note regarding forward looking statements		10
Where you can find more information				11
Use of Proceeds							11
Determination of Offering Price					11
Market for our Securities and Related stockholder matters	11
Management Discussion and Analysis and Plan of Operation	12
Business							16
Industry Overview						17
Patents and Intellectual Property				17
Competition							18
Regulation							21
Legal Proceedings						21
Directors, Executive Officers, Promoters, and Control Persons	22
Executive Compensation						25
Certain relationships and related transactions			25
Selling Stockholders						25
   - Selling Stockholder Table					26
Plan of distribution						27
Description of securities					29
Transfer Agent							30
Limitation of Liability and Indemnification			31
Legal Matters							31
Experts								31
Financial Information						32






                                       `

                            SUMMARY FINANCIAL DATA

Because this is only a summary of our financial information, it does not contain all of the financial information that may be important to you. Therefore, you should carefully read all of the information in this prospectus and any prospectus supplement, including the financial statements and their explanatory notes and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," before making a decision to invest in our common stock. The information contained in the following summary are derived from our financial statements for the years ending December 31, 2006 and 2007 and quarter ended March 31, 2008.



                                 AS OF DECEMBER 31, 2008
				 -----------------------
STATEMENT OF OPERATIONS DATA:
Revenues                           	       $       0
Operating Loss                         		(657,801)
Net loss                               		(657,801)
BALANCE SHEET DATA:
Total Current Assets                	       $  22,643
Total assets                             	  45,199
Stockholders' equity                    	  44,699


                                    SUMMARY

     You should read the following summary together with the more detailed information contained elsewhere in this prospectus, including the section titled "Risk Factors," regarding us and the common stock being sold in this offering. Unless the context otherwise requires, "we," "our," "us" and similar phrases refer to Sweet Spot Games Inc., a Nevada corporation.


CORPORATE INFORMATION AND HISTORY

     We were founded in 2008 as Sweet Spot Games, Inc., a Nevada corporation on June 2, 2008. Our registered office is located at 2840 Highway 95 Alt. S, Suite 7, Silver Springs, NV 89429. The Company's telephone number is 519-872-2539. The President of the Company is Gregory Galanis.


RECENT FINANCING TRANSACTIONS

     Beginning in June of 2008 and continuing until October of 2008 the company privately offered up to 500,000 shares of Common Stock to accredited investors at a price of .20 per share. As part of that private placement we agreed to assert our best efforts to register the shares sold in the private placement provided that at least 75% of the shares offered were sold. The company sold 450,000 shares to accredited investors and closed the offering in October of 2008.

     The securities offered in both private placements, including the common stock, sold in reliance upon the exemption from registration contained in
Section 4(2) of the Securities Act and Regulation S and Regulation D promulgated thereunder, which exempt transactions by an issuer not involving any public offering. The issuance of the shares was undertaken without general solicitation or advertising. Each purchaser of the shares represented in the purchase agreement, among other things, that (a) it was an "accredited investor", as defined in Regulation D promulgated under the Securities Act of 1933, (b) it had obtained sufficient information from us to evaluate the merits and risks of an investment in the shares of our common stock and (c) it was acquiring the shares of our common stock for investment purposes and not with a view to any public resale or other distribution in violation of the Securities Act of 1933 or the securities laws of any state. In addition, the stock certificate representing these shares contained a legend that they are restricted securities under the Securities Act of 1933. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

                                 THE OFFERING

THE OFFERING

   All selling securityholders are statutory underwriters and will be required to comply with all obligations imposed on statutory underwriters under the Securities Act of 1933. and any broker-dealer executing sell orders on behalf of the selling stockholders may be deemed to be ``underwriters'' within the meaning of the Securities Act of 1933, and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock.

Common stock offered by the selling stockholders:

Shares of Common Stock, $0.001 par      450,000 shares
value

Common stock outstanding		29,945,000 shares (1)

Use of proceeds                       	We will receive none  of  the  proceeds
					from the sale  of  the  shares  by  the
					selling stockholders.

Risk Factors  				You  should  read  the  section  titled
					"Risk Factors" beginning on  page 11 as
					well  as  other cautionary   statements
                			throughout   this   prospectus   before
					investing   in   any   shares   offered
					hereunder.


SELLING STOCKHOLDERS

     All of the offered shares are to be offered and sold by our existing security holders. Forty Five selling stockholders acquired their shares in our 2008 Private Offering which were common stock.Each selling shareholder is a "statutory underwriter" as that term is defined under the Securities Act of 1933, as amended and will be subject to the obligations of a statutory underwriter until the offering is concluded or all shares offered have been sold.


     In addition, under Rule 416 of the Securities Act, this prospectus, and the registration statement of which it is a part, covers a presently indeterminate number of shares of common stock issuable on the occurrence of a stock split, stock dividend or other similar transaction.

                                 RISK FACTORS

                         RISKS RELATED TO OUR BUSINESS

AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. WE CANNOT ASSURE THAT WE WILL EVER GENERATE SIGNIFICANT REVENUES, DEVELOP OPERATIONS, OR MAKE A PROFIT.



WE ARE A DEVELOPMENT STAGE COMPANY WITH NO OPERATING HISTORY FOR YOU TO EVALUATE AND WE HAVE NOT PROVEN OUR ABILITY TO GENERATE PROFITS.

We are a developmental stage company. Although we have developed a working prototype, we have not established a market for our product. We have no meaningful operating history so it will be difficult for you to evaluate an investment in our securities. From our inception to date, we have had no revenues. We hope to launch our interactive multiplayer online game in the first quarter of 2009 but there is no assurance that we will be able to do so. Even if the online game is launched, we may never be able to become profitable. You will be furnishing venture capital to us and will bear the risk of complete loss of your investment if we are unsuccessful.

An investor should also consider the uncertainties and difficulties frequently encountered by companies, such as ours, in their early stages of development. Our revenue and income potential is unproven and our business model is still emerging. If our business model does not prove to be profitable, investors may lose all of their investment.

WE HAVE HAD NO REVENUES AND ANTICIPATE LOSSES FOR THE FORESEEABLE FUTURE.

Since inception we have had no revenues and have incurred a net loss of $657,801. Our auditors have noted that our ability to become a going concern is dependent on our continued ability to obtain additional financing. e have not  achieved  profitability  and  expect  to  continue  to  incur  net  losses throughout fiscal 2009 and subsequent fiscal periods. Thus far we have financed through capital contributions of $12,500 and a private placement that concluded in October, 2008. We expect to generate revenues through the sales of advertising and product placement within the online game, but there is no assurance that we will be able to attract advertisers or sufficient advertising revenues to become profitable. We expect to incur significant operating expenses and, as a result, will need to generate significant revenues to achieve profitability, which may not occur. Even if we do achieve profitability, we may be unable to sustain or increase profitability on an ongoing basis.


IF WE FAIL TO IMPLEMENT OUR COMMERCIALIZATION STRATEGY, OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED. Our future financial performance and success are dependent in large part upon our ability to implement our commercialization strategy successfully. We have consulted with prospective advertisers and management believes that a market will develop for advertising on our online game., but there is no assurance that any such revenues will materialize. We have not engaged third party consultants to identify potential clients for our technology and we have no means to determine whether this strategy will be successful. We may not be able to successfully implement our commercialization strategy with or without the involvement of these third parties. If we are unable to do so, our long-term growth and profitability may be adversely affected. Even if we are able to successfully implement some or all of the initiatives of our business plan, our operating results may not improve to the extent we expect, or at all.

Implementation of our commercialization strategy could also be affected by a number of factors beyond our control, such as increased competition, legal developments, general economic conditions or increased operating costs or expenses. In addition, to the extent we have misjudged the nature and extent of industry trends or our competition, we may have difficulty achieving our strategic objectives. We may also decide to alter or discontinue certain aspects of our business strategy at any time. Any failure to successfully implement our business strategy may adversely affect our business, financial condition and results of operations and thus our ability to service our indebtedness, including our ability to make principal and interest payments on our indebtedness.


WE MAY HAVE INSUFFICIENT LIQUIDITY TO CONTINUE.

The Company will not receive any proceeds from the sale of common stock. We are devoting substantially all of our present efforts to establishing a new business, developing and launching an online, multiplayer game and will need additional capital to continue implementing our business plan. We have generated no revenue. We will have to seek other sources of financing or we will be forced to curtail or terminate our business plans. There is no assurance that additional sources of financing will be available at all or at a reasonable cost.


OUR PRINCIPAL STOCKHOLDERS CONTROLS OUR BUSINESS AFFAIRS IN WHICH CASE YOU WILL HAVE LITTLE OR NO PARTICIPATION IN OUR BUSINESS AFFAIRS.

Currently, our principal stockholder owns 76.79% of our common stock. As a result, he will have control over all matters requiring approval by our stockholders without the approval of minority stockholders. In addition, he will also be able to elect all of the members of our Board of Directors, which will allow him to control our affairs and management. He will also be able to affect most corporate matters requiring stockholder approval by written consent, without the need for a duly noticed and duly-held meeting of stockholders. As a result, they will have significant influence and control over all matters requiring approval by our stockholders. Accordingly, you will be limited in your ability to affect change in how we conduct our business.


WE MAY INCUR SIGNIFICANT COSTS TO ENSURE COMPLIANCE WITH CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS.

We expect to incur significant costs associated with our public company reporting requirements, costs associated with applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. We expect all of these applicable rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. While we have no experience as a public company, we estimate that the these additional costs will total approximately $50,000 per year. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

                       RISKS RELATING TO OUR SECURITIES

WE  HAVE  NEVER  PAID  DIVIDENDS  ON OUR COMMON STOCK AND YOU MAY NEVER RECEIVE
DIVIDENDS.   THERE IS A RISK THAT AN  INVESTOR  IN OUR COMPANY WILL NEVER SEE A
RETURN ON INVESTMENT AND THE STOCK MAY BECOME WORTHLESS.

We have never paid dividends on our common stock. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be at the discretion of the Board of Directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. Future dividends may also be affected by covenants contained in loan or other financing documents, which may be executed by us in the future. Therefore, there can be no assurance that cash dividends of any kind will ever be paid. If you are counting on a return on your investment in the common stock, the shares are a risky investment.

THERE IS CURRENTLY NO MARKET FOR OUR COMMON STOCK AND NO ASSURANCE THAT ONE WILL DEVELOP.

There is currently no trading market for our shares of Common Stock, and there can be no assurance that a more substantial market will ever develop or be maintained. Any market price for shares of our Common Stock is likely to be very volatile, and numerous factors beyond our control may have a significant adverse effect. In addition, the stock markets generally have experienced, and continue to experience, extreme price and volume fluctuations which have affected the market price of many small capital companies and which have often been unrelated to the operating performance of these companies. These broad market fluctuations, as well as general economic and political conditions, may also adversely affect the market price of our Common Stock. Further, there is no correlation between the present limited market price of our Common Stock and our revenues, book value, assets or other established criteria of value. The present limited quotations of our Common Stock should not be considered indicative of the actual value of the Company or our Common Stock.

Future sales of our common stock could put downward selling pressure on our shares, and adversely affect the stock price. There is a risk that this downward pressure may make it impossible for an investor to sell his shares at any reasonable price.

Future sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could put downward selling pressure on our shares, and adversely affect the market price of our common stock. Such sales could be made pursuant to Rule 144 under the Securities Act of 1933, as amended, as shares become eligible for sale under the Rule.

AN ARBITRARY DETERMINATION OF THE OFFERING PRICE INCREASES THE RISK THAT PURCHASERS OF THE SHARES IN THE OFFERING WILL PAY MORE THAN THE VALUE THE PUBLIC MARKET ULTIMATELY ASSIGNS TO OUR COMMON STOCK AND MORE THAN AN INDEPENDENT APPRAISAL VALUE OF US.

The offering price for the shares of $.50 was arbitrarily determined by our management. The offering price bears no relation to our assets, revenues, book value or other traditional criteria of value. Investors may be unable to resell their shares at or near the offering price, if they are able to resell the shares at all. Selling security holders are offering shares at a selling price of $.50 per share until a market for the shares is established and thereafter at prevailing market prices. If the selling security holders sell to more than 25 persons, the Company will undertake efforts to have markets established for the trading of the securities. If such a market begins before all securities offered hereby are sold, then the remaining securities will be sold at market prices.



IF A MARKET DEVELOPS FOR OUR SECURITIES IT   COULD  BE  VOLATILE  AND  MAY  NOT
APPRECIATE IN VALUE.

If a market should develop for our securities, of which we have no assurance, the market price is likely to fluctuate significantly. Fluctuations could be rapid and severe and may provide investors little opportunity to react. Factors such as changes in results from our operations, and a variety of other factors, many of which are beyond the control of the Company, could cause the market price of our common stock to fluctuate substantially. Also, stock markets in penny stock shares tend to have extreme price and volume volatility. The market prices of shares of many smaller public companies securities are subject to volatility for reasons that frequently unrelated to the actual operating performance, earnings or other recognized measurements of value. This volatility may cause declines including very sudden and sharp declines in the market price of our common stock. We cannot assure investors that the stock price will appreciate in value, that a market will be available to resell your securities or that the shares will retain any value at all.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Included in this prospectus are "forward-looking" statements, as well as historical information. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that the expectations reflected in these forward-looking statements will prove to be correct. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors, including matters described in the section titled "Risk Factors." Forward-looking statements include those that use forward-looking terminology, such as the words "anticipate," "believe," "estimate," "expect," "intend," "may," "project," "plan," "will," "shall," "should" and similar expressions, including when used in the negative. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements, Actual results may be materially different than those described in this prospectus. Important factors that could cause our actual results, performance or achievements to differ from these forward-looking statements include the factors described in the "Risk Factors" section and elsewhere in this prospectus.

     All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors. We undertake no obligation to update or revise these forward-looking statements, whether to reflect events or circumstances after the date initially filed or published, to reflect the occurrence of unanticipated events or otherwise

                             AVAILABLE INFORMATION

     We have filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission, or the SEC, to register the shares of our common stock being offered by this prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules of the Commission. For further information pertaining to the Company, reference is made to the
Registration Statement. Statements contained in this prospectus or any documents incorporated herein by reference concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. Copies of the Registration Statement are on file at the offices of the Commission, and may be inspected without charge at the offices of the Commission, the addresses of which are set forth above, and copies may be obtained from the Commission at prescribed rates. The Registration Statement has been filed electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System and may be obtained through the Commission's Web site (http:// www.sec.gov).

     You may read and copy any reports, statements or other information that we file at the SEC's public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities. The SEC maintains a website, http://www.sec.gov, that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the SEC, including us. Our SEC filings are also available to the public from commercial document retrieval services. Information contained on our website should not be considered part of this prospectus.

     We will become subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports and other information with the Securities and Exchange Commission. Such reports and other information filed by us can be inspected and copied at the public reference facilities of the Commission at 100 F Street, N.E., Washington, D.C. 20549 . Requests for copies should be directed to the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically.


                               USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders who will receive all of the proceeds from the sale of the shares. We will not receive any proceeds from the sale of shares of common stock in this offering. We will bear all expenses of registration incurred in connection with this offering, but all commissions, selling and other expenses incurred by the selling stockholders to underwriters, agents, brokers and dealers will be borne by them. We estimate that our expenses in connection with the filing of the registration statement of which this prospectus is a part will be approximately $57,679.


                       DETERMINATION OF OFFERING PRICE

The selling security holders will sell their shares at $.50 per share. Prior to this offering, there has been no market for our shares. If the selling security holders sell to more than 25 persons, the Company will undertake efforts to have markets established for the trading of the securities. The offering price of $.50 per share was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining this price were our historical sales levels, estimates of our prospects, the background and capital contributions of management, the degree of control which the current shareholders desired to retain, current conditions of the securities markets and other information.


           MARKET FOR OUR SECURITIES AND RELATED STOCKHOLDER MATTERS

DIVIDEND POLICY

     We do not expect to pay a dividend on our common stock in the foreseeable future. The payment of dividends on our common stock is within the discretion of our board of directors, subject to our certificate of incorporation. We intend to retain any earnings for use in our operations and the expansion of our business. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors.

          MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION


SUMMARY OF CRITICAL ACCOUNTING POLICIES

The discussion and analysis of our financial condition and results of operations is based upon our financial statements, which have been prepared in accordance with generally accepted accounting principles generally accepted in the United States (or "GAAP"). The preparation of those financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities at the date of our financial statements. Actual results may differ from these estimates under different assumptions or conditions.

Critical accounting policies are those that reflect significant judgments or uncertainties, and potentially result in materially different results under different assumptions and conditions. We have described below what we believe are our most critical accounting policies. SEE ALSO NOTES 1 and 2 TO CONSOLIDATED FINANCIAL STATEMENTS, "SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES".

REVENUE RECOGNITION

       The Company will recognize sales revenue at the time of delivery when ownership has transferred to the customer, when evidence of a payment arrangement exists and the sales proceeds are determinable and collectable. After the customer has accessed the website and answered the questions necessary to execute the forms and documents for participation, he is required to pay for the services with a credit card. The credit card charge is immediately electronically processed and approved or declined. Once approved, we immediately complete the actual filing forms and documents and file them electronically, if possible, or overnight them to the appropriate state. At that point, we recognize the revenue from the transaction.


STOCK-BASED COMPENSATION

     The Company will account for its employee stock based compensation arrangements in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25. "Accounting for Stock Issued to Employees", and related interpretations. As such, compensation expense for stock options, common stock and other equity instruments issued to non-employees for services received will be based upon the fair value of the equity instruments issued, as the services are provided and the securities earned. SFAS No. 123, "Accounting for Stock-Based Compensation", requires entities that continue to apply the provisions of APB Opinion No. 25 for transactions with employees to provide pro forma net earnings (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied to these transactions. For the period from inception (March 12, 2004) to December 31, 2006, no stock options were committed to be issued to employees.

INCOME TAXES

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carry forwards that are available to be carried forward to future years for tax purposes. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. When it is not considered to be more likely than not that a deferred tax asset will be realized, a valuation allowance is provided for the excess. Although the Company has significant loss carry forwards available to reduce future income for tax purposes, no amount has been reflected on the balance sheet for deferred income taxes as any deferred tax asset has been fully offset by a valuation allowance.

     Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with Statement of Financial Accounting Standards number 109 Accounting for Income Taxes, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry forwards. The Company provides deferred taxes for the estimated future tax effects attributable to temporary differences and carry forwards when realization is more likely than not.

USE OF ESTIMATES

      The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions, where applicable, that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. While actual results could differ from those estimates, management does not expect such variances, if any, to have a material effect on the financial statements.

SOFTWARE AND DEVELOPMENT COSTS

In March 2000, the Emerging Issues Task Force, known as "EITF," reached a consensus on Issue No. 00-2, Accounting for Website Development Costs. Under EITF Issue No 00-2, accounting for website development costs depends on the stage in which costs are incurred as follows: Planning the website:
All costs incurred in this stage are expensed as incurred. Developing the applications and infrastructure: During this stage, costs may be incurred to acquire or develop both hardware and software needed to operate the site. All software costs should be accounted for under AICPA Statement of Position 98-1 ("SOP 98-1"), Accounting for the Cost of Computer Software Development or obtained for internal use. Under SOP 98-1, certain software development costs are capitalized and amortized over the estimated useful life of the website. Graphics are a component of software and their initial development costs should be accounted for under SOP 98-1. After the launch of the website, graphics charges should be expensed as incurred, except for website enhancements, which should be capitalized. All costs of operating the site should be expensed as incurred. The costs we incurred and developing our website are accounted for using EITF Issue No.00-2.

RESEARCH AND DEVELOPMENT COSTS

      Research is planned search or critical investigation aimed at discovery of new knowledge with the hope that such knowledge will be useful in developing a new product or service or a new process or technique or in bringing about a significant improvement to an existing product or process. Development is the translation of research findings or other knowledge into a plan or design for a new product or process or for a significant improvement to an existing product or process whether intended for sale or use. It includes the conceptual formulation, design, and testing of product alternatives, and operation of pilot plants. It does not include routine or periodic alterations to existing products, production lines, manufacturing processes, and other on-going operations even though those alterations may represent improvements and it does not include market research or market testing activities. All research and development costs have been expensed as incurred in accordance with FASB 2.


DEPRECIATION

      Is computed using the straight-line method over the assets' expected useful lives of five years.

AMORTIZATION

       Is computed using the straight-line method over the assets' expected useful lives of five years.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include cash on hand, deposits in banks with maturities of three months or less, and all highly liquid investments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less.

CONCENTRATIONS OF CREDIT RISK

     Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash and cash equivalents with high-quality institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits. Generally these deposits may be redeemed upon demand and therefore bear minimal risk.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying value of financial instruments including cash and cash equivalents, receivables, accounts payable and accrued expenses, approximates their fair value at December 31, 2007 due to the relatively short-term nature of these instruments.

SUPPLIES

     Supplies are experimental materials used for research and development purpose. Actual cost is used to value these materials and supplies.

VALUATION OF LONG-LIVED ASSETS

     The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operating cash flows on a basis consistent with accounting principles generally accepted in the United States of America.

INTANGIBLE AND OTHER LONG-LIVED ASSETS, NET

     Intangible and other long-lived assets are stated at cost, less accumulated amortization and impairments. The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operating cash flows on a basis consistent with accounting principles generally accepted in the United States of America.

COMPREHENSIVE INCOME

     Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statement of changes in shareholders' equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

RELATED PARTIES

     The Company's has no related party transactions.

EARNINGS (LOSS) PER COMMON SHARE

     Basic earnings (loss) per common share are computed on the basis of the weighted average number of common shares outstanding during the period.

     Diluted earnings (loss) per share are computed on the basis of the weighted average number of common shares and dilutive securities (such as convertible preferred stock) outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings (loss) per share are excluded from the calculation.

PLAN OF OPERATION

To date we have financed our activities from private placements. Until we begin to generate revenues we expect to continue to rely on loans from our directors and related parties. We have no other sources of capital and there can be no guarantee that the Company will be able to meet its obligations or obtain sufficient capital to complete its plan of operations for the next twelve (12) months. There is no assurance that our officers can or will provide such funds when the need arises. We have no other sources of capital and there can be no guarantee that the Company will be able to meet its obligations or obtain sufficient capital to complete its plan of operations for the next twelve (12) months.

Sweet Spot Games, Inc. (the "Company") was organized in Nevada on June 2, 2008. The Company is a development stage company and currently has no operations. Sweet Spot Games, Inc. is a developer of online multiplayer skill based games.

The Company develops games in a 3D environment allowing users from around the globe to compete in an environment that very closely resembles the graphic quality of console based systems such as Microsoft's Xbox or Sony's Play Station.

"Combat", the Company's flagship product, is an online multiplayer game that allows users to compete amongst each other as medieval characters in a large combat forum.

The game server engine that has been created, dynamically "spawns" additional game rooms as soon as 50 competitors exceed occupancy in the room. At the beginning of each competition each user is given a full "health" status. As competitors shoot each other during the game using various weapons and tactical manoeuvres, the "health" status of each competitor is depleted. The last competitor standing wins the battle.

The game engine was developed to award players on a "per point" system. With each "win", the system tallies the high point earners and at the end of every day, week or month, awards these competitors with prizes that are featured on the "Combat" website. This approach is successful in attracting a significant repetitive user base and also retains users by offering a "sticky" competitive environment.

Currently the Company generates revenue by placing in-game ads within the gaming environment. By monitoring and tracing each competitors' IP address the Company is able to dynamically deliver ads that are local for that particular user. The Company offers its advertisers the opportunity to target their advertising based on geographic location.

The  Company's   mandate   is  to  continue  producing  highly  attractive  and
interactive  online  multiplayer   skill-based  games  that  revolutionize  the
environment in which online gaming applications exist today.


RESULTS OF OPERATIONS

COMPARISON OF TWELVE MONTHS PERIODS ENDED DECEMBER 31, 2008.

ASSETS.As of December 31, 2008 total assets were $45,149, consisting of $22,643 in current assets, $1,929 in fixed assets and $20,627 in other assets. Since the company's insertion was in June, 2008 there are no comparison periods. Current assets consisted of cash and cash equivalents of $22,643. Fixed assets were totaled $2,893 for equipment less accumulated depression of $964. Depreciation is computed using the straight line method over the assets expected useful lives of five years. Other assets consisted of organizational cost totaling $1,101, software developments cost of $24,683 and accumulated amortization of $5,157. Deferred charges are amortized using the straight line method over five years. The largest asset, software development cost, is the result of the improvements made to our software package for the development of our flagship product, "Combat", an online multiplayer game and the website in which the game will reside. Game development was substantially complete as of December 31, 2008 and completion of the resident website is expected to be completed in the first quarter of 2009.

LIABILITIES. Total liabilities as of December 31, 2008 were $500 which consisted entirely of accounts payable and accrued expenses. Since the company's insertion was June, 2008 there are no comparable periods.

STOCKHOLDERS' EQUITY. As of December 31, 2008 was $44,699. This consisted of 29,950 in common stock issued and outstanding, representing 29,950,000 shares issued in outstanding at a par value of .001. The company's corporate charter filed in Nevada of June, 2008 authorized 70,000,000 shares of common stock, par value .001 and 5,000,000 shares of preferred stock par value .001, no preferred shares have been issued. The company also had paid in capital of 672,550 and accumulated a deficit during the developing stage of $657,801, The paid in capital was due to a private placement which concluded in October, 2008 and 3,000,000 shares of common stock issued for consulting and professional fees. The issuance of shares for consulting and professional fees was recorded in accordance with FASB 123R at .20 cents per share.
LIQUIDITY AND CAPITAL RESOURCES

GENERAL. Our primary sources of cash have been sales of common stock through private placements and loans from affiliates. We are a developmental stage company and we will rely upon more established third party vendors for many aspects of the manufacture, sale and distribution of our product. Our cash balance as of June 02, 2008 was $0 and the cash balance at the end of the period was $22,643

CASH FLOWS FROM OPERATING ACTIVITIES. Cash flows from operating activities as of December 31, 2008 experienced a net loss of $657,801. Depreciation and amortization totaled $6,121 and organizational cost increased by $1,101. Paid in capital and common stock shares issued for services totaled $600,000 and accounts payable increased by $500 as a result net cash used by operating activities were $52,281. Since the company commenced in June, 2008 the is no comparable period for comparison purposes.
CASH FLOWS FROM INVESTING ACTIVITIES. Net cash used by investing activities totaled $27,576, consisting of purchase of equipment of $2,893 and software development cost of $24,683. The net cash used was mainly for the development of the "Combat" game and the resident website where the game will reside. Since the company commenced in June, 2008 the is no comparable period for comparison purposes.

CASH FLOWS FROM FINANCING ACTIVITIES. Net cash provided by financing activities totaled $102,500 as of December 31, 2008. This consisted of $450 from the issuance of common stock shares from our private placement which concluded in October, 2008; paid in capital from our private placement of $59,550; and capital contributions of $12,500. Since the company commenced in June, 2008 there is no comparable period for comparison purposes.

                                   BUSINESS

We are a developmental stage company and currently have no revenues. The company has developed and plans to launch an online multiplayer game known as "Combat" which it expects to allow worldwide users to connect through the internet. Players would download the proprietary software from our website to compete with other players for small prizes and recreation the company hopes to generate revenue through in-game advertisement, product placement, and, in the future, possibly gaming. The company hopes to position itself as an online multiplayer game developer and to create in market other online games in the future.

The Company develops games with a 3D environment allowing users from around the globe to enjoy competing in an environment that very closely resembles the graphic quality of console based systems such as Microsoft's Xbox or Sony's Play Station.

The game server engine that has been created dynamically "spawns" game rooms as soon as 50 competitors exceed occupancy in the room. At the beginning of each competition, each user is given a full "health" status. As other competitors shoot each other during the game with various weapons and tactical manoeuvres, the "health" status of each competitor is depleted. The last competitor standing wins the battle.

The game engine was developed to award players on a point system. With each "win" the competitor accumulates, the system tallies the high point earners at the end of every day, week and month and awards these competitors with prizes that are featured on the Combat website. This approach is successful in attracting a significant user base and also retaining users by offering a "sticky" competitive environment.

Due to the competitive nature of the gaming environment that the Company's products generate, the gaming software that has been developed can also accommodate a wagering environment meant for offshore implementation. Under this model, each competitor pays a flat game "entry" fee. At the end of the competition, the "house" retains a certain "rake" and the rest of the pooled funds are divided accordingly amongst the top three finishers.


Each model, whether point system based or wagering, can have thousands of game rooms running simultaneously creating a very lucrative recurring stream of revenue for the Company.

The Company currently generates revenue by placing in-game ads within the actual gaming environment. By monitoring and tracing each competitors' IP address the Company is able to dynamically deliver ads that are local to that particular user. The Company offer its advertisers the opportunity to target their ad based on geographic location.

INTRODUCTION TO THE "COMBAT" GAME

"Combat," the Company's flagship product, is an online multiplayer game that allows users to compete amongst each other as medieval characters in a large combat forum.

The Company has structured the design and implementation of the web portal and gaming software in a simple fashion meant to make it simple for users of any age group to access and play the game. The website that our users access is meant to introduce the game and its objective, collect registration data through a web based form and forward a download link to the user to validate their email address and provide them access to the installation file that self extracts on the users machine. Once the game has been successfully installed, the user logs into the system. Once validated, the user is entered into a game room that has less than 50 users logged in. Once the game room limit of 50 users are reached, the competition begins. Within the game, users are dynamically spawned into existence throughout various areas of the playing field. The gaming environment in totally 3D and allows the users to manipulate various camera views and player functions. The battle is officially complete when there is one person left standing in the arena. Given the current business model, the system collects user data at the end of every day, week and month and awards the user with the most accumulated "wins" with the prize featured on the website.


MARKETING STRATEGY

We intend to market our online game "Combat" to advertisers seeking coveted demographic groups. Management believes that the multiplayer online game format will attract participation from demographic groups that are attractive to advertisers. We believe that advertisers will be interested in the number of players, their demographic characteristics, and the number of hours spent playing the game. To create a venue for participation by members of attractive demographic groups, we intend to offer prizes to participants for successful play. This strategy will seek to select a cafeteria of prizes believed to be sought after by such persons.

The Company's games are expected to attract an audience that is equally divided amongst males and females between the ages of 21-35. Each user on average visits the gaming portal 3 times per week and when a gaming session is initiated spends an average of 26 minutes playing the game. Given the demographics that the current gaming title attracts, the Company is easily able to attract advertisers to expose their product or service to our captivated audience.

The Company currently expects to use several online marketing strategies to attract a large number of users to the website. Double opt-in email list have been purchased that are specifically targeted to online users in various geographic location that have previously visited websites that are game related, or are members of a newsletter or online blog that provides gaming related content. The most successful strategy that we have implemented which has yielded the most results is affiliate marketing campaigns. The Company is currently part of an affiliate network that is made up of over 12,000 high profile websites that circulate awareness of partner products and services through banner advertisements, blog inserts and email blasts.

The Company has evaluated other marketing strategies such as banner advertisements on large content portals. The Company has found that targeted network advertising within affiliate networks, blogs and community centric websites are far more cost effective and successful in terms of the audience we are looking to attract.

The Company is also considering being part of gaming conferences that are hosted in Europe and Asia. Having a presence at these venues will not only increase awareness of our current and future products, but will also provide the Company an opportunity to meet potential partners and suitors for future acquisition.


SALES AND DISTRIBUTION

The Company has currently implemented a Direct Sales model for generating revenues. The Company will retain a Director of Sales which will establish sales districts for other sales representatives to be recruited and sell within. Our sales approach is simple. A marketing "ad kit" has been put together to illustrate to the potential client why it would be beneficial for their business to place an ad within the Company's gaming "ad network." An extensive amount of information has been gathered from the Company's online statistical reporting tools and can be presented to clients to showcase demographical information that are related to their niche market. The Company has taken a "localized" approach to generating revenue. The client has the choice of placing an ad within a Local, District or National scale. The Company's mandate is to raise the necessary capital to quickly maximize the development of gaming titles in its portfolio in order to have a greater reach in the market and consequently be able to sell more advertising space within these gaming applications. Our sales model will grow exponentially as soon sales territories area expanded across the United States. The Company's mandate is to have a dedicated sales force in 4 continents within its second year of operations.

The pricing model that the Company has implemented  is broken down in 3 "tiers"
- Local, District and National. In order for a client to place an IP specific ad within the Company's "ad network" for a one month period is divided into Local, District and National placement. (Each game room within each gaming title developed by the Company accommodates a total of 25 dynamic ad placements.) Each of the Company's sales representatives are compensated by commission and are paid a 20% recurring commission on each ad they sell within their territory. Each sales representative is trained and mentored by the Company's Director of Sales prior to assuming their role independently. The Company's pricing model is marketed as an "introductory" offer. Once traffic and exposure increases, it is anticipated that the price points of each "tier" will increase accordingly.


                              SOURCES OF REVENUE

IN-GAME ADVERTISING

The Company has structured its advertising strategy into 3 different tires:

Local, District & National

The difference between each package is where the clients' advertisement will appear within the Company's ad network. If the client chooses to implement a Local ad, their advertisement will only appear to users that log into the game within the same geographic location.

Each game has 25 ad spots per dynamically served IP geographic segment.


"PAY-TO-PLAY" / WAGERING

The Company has structured the wagering aspect to the game as a modular system that can be installed as necessary. Once the system is installed, the payment systems associated with that jurisdiction must also be installed in order to debit and credit user accounts in real-time.

In order to be part of the entire gaming community and be able to compete for real money, each user must pay a monthly activation fee.

Once the user has been registered into the system, they will have the choice to compete in game rooms that have various money values attached to them. For example, there are 50 users per room. Each user pays an "entry" fee designated to that room. The "house" takes a rake of 25% and the last 3 players standing share the remainder of the pot accordingly.

COMPETITION

The Company is looking to enter a market with a very concentrated competitive environment. Competitors that exist within the industry are few in numbers but large in size. The Company's direct competitor is Blizzard Entertainment, which very recently got acquired by Activision. Prior to the acquisition, Blizzard employed hundreds of employees that focused primarily on the development of their flagship product, World of Warcraft (WoW). The product is available for purchase through electronic download or by purchasing a CD version at a retail venue. Which ever way the user chooses to obtain the product, a purchase price of approximately $60 US must be incurred. At that point on, the end-user must pay a monthly subscription fee of approximately $13 US to maintain their membership within the gaming community. Given that Blizzard launched WoW as a "pay-to-play" gaming application without offering any free trial opportunity shows the extreme appetite in the marketplace for such gaming environments. WoW attracted 40,000 active members within their first month of operations about 4 years ago. Since then, WoW has a world wide membership base that exceeds the 7 million mark.

There are several differences between Blizzard's WoW and the Company's "Combat" product. Both gaming applications are built for "pay-to-play" multi-player competition although the "Combat" product has been developed on a two tier model. "Combat" can be installed to operate as a "play-to-win" and "pay-to-play" wagering model. In the first instance, there is no cost for the user to register and download the gaming software. The Company generates revenue based on a pure IP based geographic in-game advertising model. In the second instance, the user pays a nominal monthly fee to keep their account active, although the Company gives the user the opportunity to actually win real money by continuing to compete. WoW functions on a business model that caters to an audience that is very different from the Company's. The Company's target audience has a combined interest in both online multiplayer competitive gaming and performance based compensation. The WoW audience is a pure fictional role-playing atmosphere that allows the user to focus more on building a character than wining prizes or money.

INDUSTRY

According to In-Stat/MDR, the online gaming market will be valued at over $10 billion by the end of 2009. In June of 2008, Nielsen/NetRating released data of the estimated total number of online gamers. The figure exceeded 46 million in the U.S. alone. According to market research firm IDC, the popularity of Internet gaming in Asia has topped online shopping. In countries such as China and Malaysia, the number of online gamers outnumbers online shoppers by a ratio of 2-to-1. Pearl Research analysts wrote in a new market study that there are more than 400 million Internet users across Asia, representing an untapped market for online gaming content.

According to the latest Strategy Analytics outlook, the global online gaming market is set to triple in the next 5 years.

The report, "Online Games: Global Market Forecast," notes that the rapidly expanding Massively Multiplayer Online Games market, led by Blizzard Entertainment's World of Warcraft franchise, is blazing the way for electronic sell-through and digital distribution of both PC and console games.

In terms of revenue, the online games category is the largest category out of the three main online entertainment markets - music, games and video - according to Strategy Analytics.

It estimates that the global online games market generated $3.8 billion in 2006 and projects that the market will grow with a compound annual growth rate
(CAGR) of 25.2% in the 2007-2011 forecast period to reach $ 11.8 billion - approximately one-third of the total games software market - by 2011.

That's more than triple 2006's revenues and double the $5.2 billion anticipated for 2007.

The global in-game advertising market, which generated $77.7 million globally in 2006, continues to develop at an exponential rate and will, by 2011, grow to $971.3 million in worldwide in-game advertising expenditures (fixed product placement/static ads and dynamic ads), according to a recent Yankee Group report.

This year alone in-game ad expenditures will more than double, reaching $182.7 million, according to the report, "Advertising and Games: 2007 In-Game Advertising Forecast."


Additional findings in the report:

   - Dynamically placed 2D ads will cannibalize static in-game ads, but fixed product placements will continue to grow through 2011.

   - The number of games with in-game ads will double annually through 2008.

   - In the near term, PC games will drive the market for dynamically served ads.


New media growth is eclipsing that of traditional advertising media, according to Yankee: Spending on traditional advertising media (television, newspapers, radio and magazines) grew $3.6 billion last year, while spending on internet advertising grew $4.3 billion.

As one part of that trend, connected game devices are becoming the foundation on which providers build dynamic in-game ad insertion, Yankee said.

"Advertisers are increasingly finding in-game advertising to be a greater investment value because of the variety of opportunities that exist in and around games. Video games represent an `above the line' opportunity, which means that video games should be used to build brands and not as a call to action that distracts from the game play," said Michael Goodman, director of digital entertainment in Yankee Group's Consumer Research group.

IMPLEMENTATION OF OUR PLAN AND BUSINESS MODEL

The Company has made a significant effort to assure that its customers not only enjoy an online gaming experience among none other, but in addition provide an easy to use system in which customer feedback and support tickets can be issued and resolved quickly and easily. The Company has setup dedicated accounts that operate on a 24/7 basis with MSN Messenger and Skype. Both services allow the Company's support team to handle both text based inquiries through the MSN Messenger software or VOIP Internet calls through the Skype system. Each communication medium that the Company has chosen to implement provides the customer with real-time responses. The Company believes that such real-time response systems compared to the conventional delayed email support systems are key to retaining a loyal customer base.

The Company retains an advanced in-house group of engineers that are extremely qualified within the game application development industry. The Company's product has been developed to be able to be implemented within various technical environments. The Company is well prepared to accomplish remote installations and can act as a consultancy firm to implement the product under a license/royalty or white label agreement.

The Company has made significant investment in hardware peripherals that are industry leading. Given that the Company is competing in an environment that requires it to be on the leading edge, continuous investment must be made into providing the engineering team with the technical resources they require in order to develop content that not only meets but exceeds industry standards. The primary product that the Company will bring to market is "Combat" - an online skill based MMOG (Massive Multi-Player Online Game).

There are significant additions that the Company is planning on introducing as the user base increases. An entire selection of competition arena maps and character modification selections are two simple areas in which the Company will add significant value to their online multi-player gaming environments.

In order to maximize the interactive and real-time communication aspect of the game, the Company is going to introduce VOIP (Voice Over Internet Protocol) messaging. This feature will allow each user from around the globe that is competing amongst other players within the game room to interact in real-time with the other competitors without having to type messages by hand that currently take attention away from the competitor.

Given that the Company's current revenue model is based on in-game advertising, the corporate mandate at this point in time is to develop and market additional gaming titles. The Company plans on closely maintaining the back-end business model that has been implemented in the original Combat title. Each additional gaming title that the Company will release will be based on generating revenue from in-game advertisements or wagering revenue through an offshore implementation.
The Company currently retains key engineering talent that has significant experience in online game development. The Company recruits talent from Michigan State University's Game Design Program.

The Company has spent over 2 years developing the Combat game. The objective of the Company is continuously introduce interactive additions to Combat and simultaneously retain the necessary additional talent to develop additional gaming titles which will in turn generate further revenue for the Company. Each MMOG title that the company plans on launching will take approximately 3 months to complete given that the proper amount of engineering talent is exclusively dedicated to new product development.

It is anticipated that every gaming title could easily generate a minimum of $100,000 US per month from in-game advertising, not including any residual income from offshore wagering.

The Company has structured the design and implementation of the web portal and gaming software in a simple fashion meant to make it simple for users of any age group to access and play the game. The website that our users access is meant to introduce the game and its objective, collect registration data through a web based form and forward a download link to the user to validate their email address and provide them access to the installation file that self extracts on the users machine. Once the game has been successfully installed, the user logs into the system. Once validated, the user is entered into a game room that has less than 50 users logged in. Once the game room limit of 50 users are reached, the competition begins. Within the game, users are dynamically spawned into existence throughout various areas of the playing field. The gaming environment in totally 3D and allows the users to manipulate various camera views and player functions. The battle is officially complete when there is one person left standing in the arena. Given the current business model, the system collects user data at the end of every day, week and month and awards the user with the most accumulated "wins" with the prize featured on the website.

Expanding the Company's sales and marketing initiatives to include as many geographic IP targets will also be a priority. The Company's Director of Sales and Marketing will initiate an aggressive campaign to recruit representatives within certain North American geographic targets that will generate significant revenue for the Company.

The Company will maximize its online exposure to generate as much traffic as possible to its online portal. In order to sustain and be able to handle this population of users, the Company will consider upgrading its current bandwidth pipeline in order to supply our customer base with a "zero latency" experience.

Every new employee that joins the Company as a member of the development team will be asked to sign a Non-Compete and IP Transfer Waiver therefore securing the Company from having to face any potential lawsuits in the future pertaining to IP ownership.


Further areas in which the Company must be aware of potential risks are:

  - Retention of key engineering talent

  - Being first to market with leading edge technology and gaming content

  - Remaining "relevant" to our customer base

  - Competitive landscape becoming more fragmented

                                  REGULATION

     We are subject to the same federal, state and local laws as other companies conducting business in the software field. Our products are subject to copyright laws. We may become the subject of infringement claims or legal proceedings by third parties with respect to our current or future products. In addition, we may initiate claims or litigation against third parties for infringement of our proprietary rights, or to establish the validity of our proprietary rights. Any such claims could be time-consuming, divert management from our daily operations, result in litigation, cause product delays or lead us to enter into royalty or licensing agreements rather than disputing the merits of such claims. Moreover, an adverse outcome in litigation or a similar adversarial proceedings could subject us to significant liabilities to third parties, require the expenditure of significant resources to develop non-infringing products, require disputed rights to be licensed from others or require us to cease the marketing or use of certain products, any of which could have a material adverse effect on our business and operating results.


                               LEGAL PROCEEDINGS

We are not presently involved in any litigation that is material to our business. We are not aware of any pending or threatened legal proceedings. In addition, none of our officers, directors, promoters or control persons has filed or been involved for the past five years:

        - in any conviction of a criminal proceeding or involved in a pending criminal proceeding (excluding traffic violations and minor offenses)

        - is subject to any order, judgment or decree enjoining, barring suspending or otherwise limiting their involvement in any type of business, securities, or banking activities,

        - or has been found to have violated a federal or state securities or commodities law.

In 2007, Mr. Galanis filed for protection from creditors under an applicable section of the Canadian bankruptcy laws. The case is currently pending under the file name, Estate of Gregory Galanis, Case Number: 35-1058528. Mr. Tim Carson was been appointed as the Trustee. Discharge was completed on January 15, 2009.

         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Directors and Executive Officers.

Name                 Age             Title
---------------	     ---	     ---------------------------------
Gregory Galanis       27             Founder, President, CEO, Director

Bruce R. Maxim        56             Director

Gerald W. Mills        ?             CFO


Our Bylaws provide that we shall have that number of directors determined by the majority vote of the board of directors. Currently we have two directors. Each director will serve until our next annual shareholder meeting. Directors are elected for one-year terms. Our Board of Directors elects our officers at the regular annual meeting of the Board of Directors following the annual meeting of shareholders. Vacancies may be filled by a majority vote of the remaining directors then in office. Our directors and executive officers are as follows:

GREGORY GALANIS - Founder, President, CEO and Director

Gregory Galanis, 27, Chief Executive, Financial and Technical Officer. Mr. Galanis has been involved in the design, debugging and implementation of software and hardware systems for over 10 years. From 1999 to 2004 Mr. Galanis served as Chief Technical officer at ExchangePulse Inc. and managed a team of developers building a website that broadcast dynamically updating stock quotes through the Internet and to wireless devices. He consulted with Taurus Analytices, Inc. in 2004 developing a website that posted financial advice to a paying customer base of over 20,000 and managing a team of 4 developers. In 2005 Mr. Galanis was employed on a temporary basis with General Motors in the locomotive division. From 2005 to 2007 Mr. Galanis served as Chief Technical Officer at Cygnus Gaming Inc. where he developed a portfolio of 8 adver-games for a large offshore gaming portal. (Built with OpenGL and 3D Studio Max.) He managed a team of 8 developers and graphic artists. From 2007 to beginning his current position, Mr. Galanis served as a project manager with ShopAuto where he managed five developers. While at Shop Auto, Mr. Galanis re-developed the company's online website, including backend functionality to allow paying members to add and modify their vehicle inventory and make secure payment. (Built with PHP and JavaScript) He successfully brought 10 unique keywords to the Google Adwords Top 5 by implementing strategic SEO methods, building monthly traffic from 200,000 unique visitors a month to over 1 million. He also designed an SQL database that contained detailed customer profiles for future marketing efforts. Mr. Galanis has a degree from the University of Western Ontario in Business Administration and Computer Science.

In 2007, Mr. Galanis filed for protection from creditors under an applicable section of the Canadian bankruptcy laws. The case is currently pending under the file name, Estate of Gregory Galanis, Case Number: 35-1058528. Mr. Tim Carson has been appointed as the Trustee. The Trustee's address is:

BDO Dunwoody Limited
250 N. Christina St. P.O Box 730
Sarnia, ON, N7T 7J7
Phone: (519) 337-5500
Fax: (519) 337-9886

BRUCE R. MAXIM- Chief Technology Officer and Director

Since September 19, 1991 Dr. Maxim has been an associate professor of the Computer and Information Science Department at the University of Michigan-Dearborn. Dr. Maxim earned his Bachelor's of Science and Master's Degree in Mathematics Education from the University of Michigan in 1973 and 1974 respectively.

He was employed by the University of Michigan as a Programmer, Programmer Analyst and Senior Programmer Analyst from 1978 to 1984. In 1984 he became a Visiting Assistant Professor at the University of Michigan in the Department of Mathematic and Statistics and Information Science Program. He was promoted to associate professor in September, 1991.

Dr Maxim has written extensively in the field of game design, game development, and object oriented programming. His work has been recently published in the 37th Annual Frontiers in Education Conference, Proceedings of the 2006 IEEE Frontiers in Education Conference, the Annual Meeting of the Association for Engineering Education, in The Internet Encyclopedia.

He is a frequent speaker, reviewer, and collaborator in the field of computer science, computer science education, and software engineering.

Dr. Maxim serves on and "as needed basis" and does not expect to spend more than a small portion of his time in the business of the company.

GERALD W. MILLS, FCA, Collins Barrow KMD, London. Gerald Mills, a member of the Institute's Council since 2004, is a Partner at Collins Barrow KMD LLP in London.

A Chartered Accountant since 1973, Gerry was elected a Fellow of the Ontario Institute in 2003. Active in the profession, Gerry served as Vice-Chair of Council, Chair of the Finance Committee and has been a member of the Bylaws Review Committee. He has also served as both Chair and member of the Institute's Professional Conduct Committee. In addition, he has been a member of the Practice Inspection Committee.

Gerry is a Director of the London Chamber of Commerce, was its Honourary Treasurer for 2006 through to 2008 and a member of its Executive Committee. He is currently Vice-Chair of the Board of Directors of Compassion Canada, as well as Chair of its Finance Committee.

Active in the community, Gerry has been both Director and Chair of the Head Injury Association of London and District, and is a founding member of his community church.

                               PRINCIPAL SHAREHOLDERS

The following table contains certain information as of January 12, 2009 as to the number of shares of Common Stock beneficially owned by (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each person who is a Director of the Company, (iii) all persons as a group who are Directors and Officers of the Company, and as to the percentage of the outstanding shares held by them on such dates and as adjusted to give effect to this Offering.

                                	CURRENT        	AFTER OFFERING
					-------		--------------
Name and Position  	Shares     	Percentage     	Percentage
-----------------	----------	----------	----------
GREGORY GALANIS
PRESIDENT/CEO DIRECTOR	22,995,000 	76.8 		76.8

GERALD NEWMAN
                      	2,700,000 	9.2  		9.2
CHARLES W. BARKLEY
                      	2,400,000  	8.2  		8.2

SILVESTER PEPE        	1,000,000 	3.4  		3.4

TOTALS                	29,095,500	98.7%		98.7%





                                       `

                            EXECUTIVE COMPENSATION

No compensation was awarded to or paid to any executive officer or of the Company during the years 2008, 2007, and 2006.

The following table and the accompanying notes provide summary information for each of the last three fiscal years concerning cash and non-cash compensation paid or accrued.

SUMMARY COMPENSATION TABLE


Name and                                 Year	Salary	Bonus    Other        Restricted      	Securities    LTIP   	Other
Principal Position                                  	(5)      Annual       Stock Award(s)	Underlying    Options	Payouts
                                              	($)   	($) 	 Compensation ($)             	(#)           ($)    	($)
								 ($)
------------------			 ----	------  -----	 ------------ --------------	----------    -------	-------
Gregory Galanis				 2006	 0       0        0            0                 0             0     	 0
(Chairman of Board & CEO)                2007	 0       0        0            0                 0             0     	 0
                                         2008	 0       0        0            0                 0             0     	 0

Gregory Galanies, CFO                    2006	 0       0        0            0                 0             0     	 0
                                         2007	 0       0        0            0                 0             0     	 0
                                         2008	 0       0        0            0                 0             0     	 0

Silvester Pepe                           2006	 0       0        0            0                 0             0     	 0
                                         2007	 0       0        0            0                 0             0     	 0
                                         2008	 0       0        0            0                 0             0     	 0


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


On January 19, 2005, we entered into a Consulting Services Agreement with Gerald Newman and Associates ("Newman"), a consulting firm in Beverly Hills, California. Newman will assist us in investor relations, management consulting, the selection of personnel and other management issues. We have issued 2,700,000 shares to Newman, valued at $0.20 for accounting purposes.

We also retained a securities attorney, Charles Barkley, Attorney at Law, with offices in Charlotte, NC. As part of the compensation to Mr. Barkley, we issued 195,000 to Mr. Barkley at inception. We also issued 100,000 shares to Elizabeth Garcia, a member of Mr. Barkley's staff in exchange for her agreement to serve as the initial corporate secretary of the Company. Mr. Barkley assisted us in our private placement which closed in October, 2008 and serves as our securities counsel in this filing.

STOCK OPTION AGREEMENTS

The Company has not entered into stock option agreements with the any individuals or companies. The management does anticipate that to secure the services of certain prospective employee that a stock option plan will need to be effective in the very near future. The company anticipates that such a plan would allow for options at competitive market rates.


                             SELLING SHAREHOLDERS

The following table presents information regarding the selling shareholders. Unless otherwise noted, the shares listed below represent the shares that each selling shareholder beneficially owned on December 31, 2008.

We are registering the above-referenced shares to permit each of the selling shareholders and their pledges, donees, transferees or other successors-in-interest that receive their shares from the selling shareholders as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares.

Unless otherwise noted, the following table sets forth the name of each selling shareholder, the number of shares owned by each of the selling shareholders as of December 31, 2008, the number of shares that may be offered under this prospectus and the number of shares of our common stock owned by the selling shareholders after this offering is completed, assuming all of the shares being offered are sold. Except as otherwise disclosed below, none of the selling shareholders has, or within the past three years has had, any position, office or other material relationship with us. The number of shares in the column "Shares Offered" represents all of the shares that a selling shareholder may offer under this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentages of shares beneficially owned are based 29,945,000 shares of our common stock outstanding as of December 31, 2008, , as set forth in the following table and more fully described in the applicable footnotes.




NAME OF     		SHARES BENEFICIALLY   PERCENTAGE OF SHARES         SHARES 	SHARES BENEFICIALLY  PERCENTAGE OF SHARES
SELLING     		OWNED BEFORE THE      OUTSTANDING BEFORE THE       BEING  	OWNED AFTER THE      BENEFICIALLY OWNED
SHAREHOLDER 		OFFERING              OFFERING                     OFFERED	OFFERING	     AFTER THE OFFERING
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Jack Carter             10,000                .00033%        		   10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Michael J. D'Angelo     10,000                .00033% 			   10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Mary Pagoulatos         10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Francine Ackland        10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Norman W. Ackland       10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Brian George            10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Manuel Duch-Vidri       10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Peter S. Taylor         10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Kishin Bhagchandani     10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Veena Bhagchandani      10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Mary Parks              10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Karan Dhami             10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Teji Dhami              10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
T. Guiltinan            10,000                .00033%                      10,000       -                    0.000%
Dentistry Prof. Corp.
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Thil - Yong Kang        10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Josephine Pepe          10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Christina Pepe          10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Eugenia Korinis         10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Peter Giavanoglou       10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Varoslaw Ostrowski      10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Kent Wolfe              10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Linda Sharma            10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Anna Rossi Chrapko      10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Nikola Mrksic           10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Saleh Elrafih           10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Mary McNamee            10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Ralph J. Vuolo, JR.     10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
David Oswald            10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
William W. Fry          10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Norine Faulkner         10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Ralph Citro             10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Jamil Barakat           10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Terry Russell           10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Jassi Mann              10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Surinder Mann           10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Pasquale Liberatore     10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Paul Monaco             10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Michael Monaco          10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
John I. Biondic         10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Lisa Delaney            10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Gino Policicchio        10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Ben Policicchio         10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
George Stamatakos       10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Peter Rona              10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------
Niall Murphy            10,000                .00033%                      10,000       -                    0.000%
---------------------	-------------------   ----------------------	   -------	-------------------  --------------------

                             PLAN OF DISTRIBUTION

DISTRIBUTION BY SELLING STOCKHOLDERS

     We are registering the shares of our common stock covered by this prospectus for the selling stockholders. Each selling stockholder, the "selling stockholders," of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock through the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:


   . ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers,

   . block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

   . purchases by a broker-dealer as principal and resale by the broker-dealer for its account,

   . an exchange distribution in accordance with the rules of the applicable exchange,

   .  privately negotiated transactions,

   . settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part,

   . broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share,

   .  through  the  writing  or  settlement  of  options   or   other   hedging
      transactions, whether through an options exchange or otherwise,

   .  a combination of any such methods of sale, or

   .  any other method permitted pursuant to applicable law.


     THE SELLING STOCKHOLDERS AND ANY BROKER-DEALERS OR AGENTS THAT ARE INVOLVED IN SELLING THE SHARES MAY BE DEEMED TO BE "UNDERWRITERS" WITHIN THE MEANING OF THE SECURITIES ACT IN CONNECTION WITH SUCH SALES. IN SUCH EVENT, ANY COMMISSIONS RECEIVED BY SUCH BROKER-DEALERS OR AGENTS AND ANY PROFIT ON THE RESALE OF THE SHARES PURCHASED BY THEM MAY BE DEEMED TO BE UNDERWRITING COMMISSIONS OR DISCOUNTS UNDER THE SECURITIES ACT. EACH SELLING STOCKHOLDER HAS INFORMED US THAT IT DOES NOT HAVE ANY WRITTEN OR ORAL AGREEMENT OR UNDERSTANDING, DIRECTLY OR INDIRECTLY, WITH ANY PERSON TO DISTRIBUTE THE COMMON STOCK. IN NO EVENT SHALL ANY BROKER-DEALER RECEIVE FEES, COMMISSIONS AND MARKUPS WHICH, IN THE AGGREGATE, THAT WOULD EXCEED EIGHT PERCENT (8%).

     The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

     In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     The selling stockholders and any broker-dealers or agents that are involved in selling the shares will be considered "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

     Because selling stockholders will be considered "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling stockholders.

     We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

     We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

     The selling stockholders may offer all of the shares of common stock for sale. Further, because it is possible that a significant number of shares could be sold at the same time under this prospectus, such sales, or that possibility, may have a depressive effect on the market price of our common stock. We cannot assure you, however, that any of the selling stockholders will sell any or all of the shares of common stock they may offer.

                             DESCRIPTION OF SECURITIES

The Company's authorized capital consists of 70,000,000 shares of Common Stock and 5,000,000 shares of convertible preferred shares, each with par value $.001. We have issued 29,945,000 shares of Common Stock, which are currently outstanding and no preferred shares.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Our stockholders may not cumulate their votes. Except as otherwise required by applicable law, the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation (or, if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of shares of Preferred Stock). Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. Each share of Common Stock shall be entitled to the same rights and privileges as every other share of Common Stock.

Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series of Preferred stock.

In the event of any voluntary or involuntary liquidation, distribution or winding up of the Corporation, after distribution in full of preferential amounts to the holders of shares of Preferred Stock, the common stockholders will be entitled to receive all of the remaining assets of the Corporation. Each stockholder is entitled to a ratable distribution in proportion to the number of shares of Common Stock held by them. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock, except as otherwise provided herein or required by law.

Subject to the preferential and other dividend rights applicable to Preferred Stock, holders of Common Stock shall be entitled to such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore. All dividends and distributions on the Common Stock payable in stock of the Corporation shall be made in shares of Common Stock.

Preferred Stock

Under Nevada law, we have authorized up to a total of 5,000,000 preferred shares "blank check" preferred stock. Nevada law permits broad discretion is determining the rights and preferences of blank check preferred stock. Our board of directors is authorized, without further stockholder approval, to issue blank check preferred shares from time-to-time in one or more series, convertible to common stock at a ratio of ten shares of common stock. As of the date of this private placement memorandum, there are no outstanding shares of preferred stock. The Board of Directors may confer voting rights on the preferred stock which shall have priority over the voting rights of common stock. The votes of the class of Preferred Stockholders may be weighted more heavily than the votes of the common stock class.

The Board of Directors is authorized to cause preferred shares to be issued in one or more classes or series and with may designate preferences with respect to each such class or series. Each class or series may have designations, powers, preferences and rights with respect to the shares of each such series as well as qualifications, limitations or restrictions.

Subject to certain limitations prescribed by law and the rights and preferences of the preferred stock. Each new series of preferred stock may have different rights and preferences that may be established by our board of directors. We may offer preferred stock to our officers, directors, holders of 5% or more of any class of our securities, or similar parties except on the same terms as the preferred stock is offered to all other existing or new stockholders.

The Board may determine the rights and preferences of future series of preferred stock such as:


   - Shares;

   - Dividends;

   - Conversion rights to common stock or other securities;

   - Voting rights;

   - Preferential payments upon liquidation;

   - Establishment of reserves for preferred payments; and

   - Redemption prices to be paid upon redemption of the preferred stock.


The company agreed to exert reasonable good faith efforts to register the securities sold in the 2008 Private Offering within 180 days of the closing. In connection with the registration rights afforded under the 2005 Private Offering we engaged Gerald Newman and Associates, a management consultant firm located in Beverly Hills, CA. We agreed to pay Newman 3 Million of common stock, which have been valued for accounting purposes at $0.20 per share . The Company engaged Newman to provide certain services incidental to the formation and development of the game, the private offering and the registration of the securities sold in the 2008 offering.


We have granted no registration rights except as registered under this prospectus.

                            TRANSFER AGENT AND REGISTRAR

The Company will initially act as its own transfer agent and registrar for its shares of Common Stock. The Company expects to engage Island Stock Transfer, Inc., a transfer agent in Tampa, FL after the conclusion of this offering.

                 LIMITATIONS OF LIABILITY AND INDEMNIFICATION

Our articles of incorporation provide that we will indemnify any person who is or was a director, officer, employee, agent or fiduciary of our company to the fullest extent permitted by applicable law. Nevada law permits a Nevada corporation to indemnify its directors, officers, employees and agents against liabilities and expenses they may incur in such capacities in connection with any proceeding in which they may be involved, if (i) such director or officer is not liable to the corporation or its stockholders due to the fact that his or her acts or omissions constituted a breach of his or her fiduciary duties as a director or officer and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law, or (ii) he or she acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests, or that with respect to any criminal action or proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

In addition, our bylaws include provisions to indemnify our officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person either is not liable pursuant to Nevada Revised Statutes 78.138 or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent will not, of itself, create a presumption that the person is liable pursuant to Nevada Revised Statutes 78.138 or did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

There are no provisions in our articles of incorporation or bylaws that would delay, defer or prevent a change or control.

                                 LEGAL MATTERS

Charles W. Barkley, our counsel, will pass upon the validity of the shares of common stock offered in this prospectus. Mr. Barkley owns 2,400,000 restricted shares of our common stock which are not being registered in this offering.

                                    EXPERTS

The financial statements included in this prospectus have been audited by Greg Lamb, independent registered public accountants to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

                             FINANCIAL INFORMATION


GREG LAMB, CPA
6409 Viking Trail
Arlington, TX 76001
817-986-7207




INDEPENDENT AUDITORS REPORT



The Board of Directors and Shareholders of


Sweet Spot Games, Inc.


We have audited the accompanying balance sheet of SWEET SPOT GAMES, INC. (THE "COMPANY") as of December 31, 2008 and the related statement of loss, shareholders' deficiency and cash flows for the period from June 2, 2008
(Inception) to December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


We conducted our audit in accordance with the standards of the Public Company Accountability Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2008 and the results of its operations and its cash flows for the period from June 2, 2008 (Inception) to December 31, 2008 in conformity with U.S. generally accepted accounting principles.


The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses, negative cash flows from operations, factors which raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are described in note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Greg Lamb, CPA

January 14, 2009






                                        SWEET SPOT GAMES, INC.
                                     (A Development Stage Company)

                                             BALANCE SHEET
                                        as of December 31, 2008

                                                                        12/31/2008
								       -----------
ASSETS
Current Assets
    Cash and Cash Equivalents                                          $    22,643
								       -----------
            Total Current Assets                                            22,643

Fixed Assets
    Equipment                                                                2,893
    Accumulated Depreciation                                                  (964)
								       -----------
            Total Fixed Assets                                               1,929

Other Assets
    Organizational Costs                                                     1,101
    Software Development Costs                                              24,683
    Accumulated Amortization                                                (5,157)
								       -----------
            Total Other Assets                                              20,627

    TOTAL ASSETS                                                       $    45,199
								       ===========


LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
    Accounts Payable and Accrued Expenses                              $       500
								       -----------
            Total Current Liabilities                                          500

Stockholders' Equity
    Common Stock, .001 par value, 29,950,000 shares
    issued and outstanding, 70,000,000 authorized                           29,950
    Paid in Capital                                                        672,550
								       -----------
    Deficit accumulated during the development stage                      (657,801)
                                                                            44,699

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $    45,199
								       ===========
                                   see notes to financial statements
                                                  (2)





                                     SWEET SPOT GAMES, INC.
                                 (A Development Stage Company)

                                   STATEMENT OF INCOME (LOSS)
             For the period from June 2, 2008 (Inception) to December 31, 2008




                                                                             JUNE 2, 2008
                                                                              (INCEPTION)
                                                                                  TO
                                                                              DECEMBER 31,
                                                                                 2008
									      -----------

OPERATING EXPENSES
Bank Charges                                                                          742
Depreciation and Amortization Expense                                               6,121
Legal and Professional Fees                                                       629,000
Travel Expense                                                                     13,711
Website Development                                                                 8,227
									      -----------
             Total Operating Expenses                                         $   657,801

NET (LOSS)                                                                    $  (657,801)
									      ===========
Weighted number of shares outstanding                                          29,950,000

(Loss) per weighted number of shares                                                (0.02)
outstanding

                                    See notes to financial statements
                                                   (3)









                    			    SWEET SPOT GAMES, INC.
                   			(A DEVELOPMENT STAGE COMPANY)

                    			 STATEMENTS OF STOCKHOLDERS'
                   			    ACCUMULATED DEFICIT
                 		    and the period from June 2, 2008 to
                          		     December 31, 2008



                                        Number of	Par    	Paid in     Accumulated
                                        Shares        	Value  	Capital     (Deficit)		Total
					----------	------	--------    -----------		-------
BALANCE JUNE 2, 2008                   	26,500,000    	26,500   (14,000)             -          12,500
(Date of Inception)

Private Placement
Memorandum                                 450,000         450    89,550              -          90,000
Issued from
June 2, 2008 to
September 30, 2008
at $.20 per share

Shares for services                      3,000,000       3,000   597,000	      -         600,000

                                                                                               (657,801)
Net (Loss)
					----------	------	--------    -----------		-------
BALANCE DECEMBER 31, 2008               29,950,000      $29,950 $672,550       (657,801)         44,699


					See notes to financial statements.
							(4)






                                       `




                                                  SWEET SPOT GAMES, INC.
                                              (A Development Stage Company)

                                                 STATEMENT OF CASH FLOWS
                            For the period from June 2, 2008 (Inception) to December 31, 2008



                                                                                         JUNE 2, 2008
                                                                                          (INCEPTION)
                                                                                              TO
                                                                                          DECEMBER 31,
                                                                                             2008
											  -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net (Loss)                                                                                $  (657,801)
Adjustments to reconcile net loss to net cash from operating activities:
   Depreciation and amortization                                                                6,121
   (Increase) in organizational costs                                                          (1,101)
   Common stock shares and paid in capital for services                                       600,000
   Increase in accounts payable                                                                   500
											  -----------
        NET CASH USED BY OPERATING ACTIVITIES                                                 (52,281)

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of                                                                                 (2,893)
   equipment
   Investment in Software Development costs                                                   (24,683)
											  -----------
        NET CASH USED BY INVESTING ACTIVITIES                                                 (27,576)

CASH FLOWS FROM FINANCING ACTIVITIES
   Issuance of common stock shares from private placements                                        450
   Paid in capital from private placements                                                     89,550
   Capital contributions                                                                       12,500
											  -----------
        NET CASH PROVIDED BY FINANCING ACTIVITIES                                             102,500

   NET INCREASE(DECREASE) IN CASH                                                              22,643

CASH BALANCE BEGINNING OF PERIOD                                                                    -
											  -----------
CASH BALANCE END OF PERIOD                                                                $    22,643
											  ===========
SUPPLEMENTAL DISCLOSURES
   Interest paid                                                                          $         -
											  ===========


                 		See notes to financial statements
                               		      (5)

                            SWEET SPOT GAMES, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2008


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

BASIS OF PRESENTATION - THESE FINANCIAL STATEMENTS HAVE BEEN PREPARED IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES OF AMERICA AND HAVE BEEN CONSISTENTLY APPLIED IN THE PREPARATION OF THE FINANCIAL STATEMENTS ON A GOING CONCERN BASIS, WHICH ASSUMES THE REALIZATION OF ASSETS AND THE DISCHARGE OF LIABILITIES IN THE NORMAL COURSE OF OPERATIONS FOR THE FORESEEABLE FUTURE. THE COMPANY MAINTAINS ITS FINANCIAL RECORDS ON AN ACCRUAL METHOD OF ACCOUNTING.

THE COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN IS DEPENDENT UPON CONTINUED ABILITY TO OBTAIN FINANCING TO REPAY ITS CURRENT OBLIGATIONS AND FUND WORKING CAPITAL UNTIL IT IS ABLE TO ACHIEVE PROFITABLE OPERATIONS. THE COMPANY WILL SEEK TO OBTAIN CAPITAL FROM EQUITY FINANCING THROUGH PRIVATE PLACEMENTS. MANAGEMENT HOPES TO REALIZE SUFFICIENT SALES IN FUTURE YEARS TO ACHIEVE PROFITABLE OPERATIONS. THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL BE ABLE TO RAISE SUFFICIENT DEBT OR EQUITY CAPITAL ON SATISFACTORY TERMS. IF MANAGEMENT IS UNSUCCESSFUL IN OBTAINING FINANCING OR ACHIEVING PROFITABLE OPERATIONS, THE COMPANY MAY BE REQUIRED TO CEASE OPERATIONS. THE OUTCOME OF THESE MATTERS CANNOT BE PREDICTED AT THIS TIME. THESE FINANCIAL STATEMENTS DO NOT GIVE EFFECT TO ANY ADJUSTMENTS WHICH COULD BE NECESSARY SHOULD THE COMPANY BE UNABLE TO CONTINUE AS A GOING CONCERN AND, THEREFORE, BE REQUIRED TO REALIZE ITS ASSETS AND DISCHARGE ITS LIABILITIES IN OTHER THAN THE NORMAL COURSE OF BUSINESS AND AT AMOUNTS DIFFERING FROM THOSE REFLECTED IN THE FINANCIAL STATEMENTS.

SOFTWARE DEVELOPMENT COSTS - IN MARCH 2000, THE EMERGING ISSUES TASK FORCE, KNOWN AS "EITF," REACHED A CONSENSUS ON ISSUE NO. 00-2, ACCOUNTING FOR WEBSITE DEVELOPMENT COSTS. UNDER EITF ISSUE NO 00-2, ACCOUNTING FOR WEBSITE
DEVELOPMENT COSTS  DEPENDS  ON  THE  STAGE  IN  WHICH  COSTS  ARE  INCURRED  AS
FOLLOWS: PLANNING THE WEBSITE: ALL COSTS INCURRED IN THIS STAGE ARE EXPENSED AS INCURRED. DEVELOPING THE APPLICATIONS AND INFRASTRUCTURE: DURING THIS STAGE, COSTS MAY BE INCURRED TO ACQUIRE OR DEVELOP BOTH HARDWARE AND SOFTWARE NEEDED TO OPERATE THE SITE. ALL SOFTWARE COSTS SHOULD BE ACCOUNTED FOR UNDER AICPA STATEMENT OF POSITION 98-1 ("SOP 98-1"),
ACCOUNTING FOR THE COST OF COMPUTER SOFTWARE DEVELOPMENT OR OBTAINED FOR INTERNAL USE. UNDER SOP 98-1, CERTAIN SOFTWARE DEVELOPMENT COSTS ARE
CAPITALIZED AND AMORTIZED OVER THE ESTIMATED USEFUL LIFE OF THE WEBSITE. GRAPHICS ARE A COMPONENT OF SOFTWARE AND THEIR INITIAL DEVELOPMENT COSTS SHOULD BE ACCOUNTED FOR UNDER SOP 98-1. AFTER THE LAUNCH OF THE WEBSITE, GRAPHICS CHARGES SHOULD BE EXPENSED AS INCURRED, EXCEPT FOR WEBSITE ENHANCEMENTS, WHICH SHOULD BE CAPITALIZED. ALL COSTS OF OPERATING THE SITE SHOULD BE EXPENSED AS INCURRED. THE COSTS WE INCURRED AND DEVELOPING OUR WEBSITE ARE ACCOUNTED FOR USING EITF ISSUE NO.00-2.



SWEET SPOT GAMES, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2008

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION - THE COMPANY WILL RECOGNIZE SALES REVENUE AT THE TIME OF DELIVERY WHEN OWNERSHIP HAS TRANSFERRED TO THE CUSTOMER, WHEN EVIDENCE OF A PAYMENT ARRANGEMENT EXISTS AND THE SALES PROCEEDS ARE DETERMINABLE AND
COLLECTABLE. AFTER THE CUSTOMER HAS ACCESSED THE WEBSITE AND ANSWERED THE QUESTIONS NECESSARY TO EXECUTE THE FORMS AND DOCUMENTS FOR PARTICIPATION, HE IS REQUIRED TO PAY FOR THE SERVICES WITH A CREDIT CARD. THE CREDIT CARD CHARGE IS IMMEDIATELY ELECTRONICALLY PROCESSED AND APPROVED OR DECLINED. ONCE APPROVED, WE IMMEDIATELY COMPLETE THE ACTUAL FILING FORMS AND DOCUMENTS AND FILE THEM ELECTRONICALLY, IF POSSIBLE, OR OVERNIGHT THEM TO THE APPROPRIATE STATE. AT THAT POINT, WE RECOGNIZE THE REVENUE FROM THE TRANSACTION.

STOCK-BASED COMPENSATION - THE COMPANY WILL ACCOUNT FOR ITS EMPLOYEE STOCK BASED COMPENSATION ARRANGEMENTS IN ACCORDANCE WITH THE PROVISIONS OF ACCOUNTING PRINCIPLES BOARD ("APB") OPINION NO. 25. "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES", AND RELATED INTERPRETATIONS. AS SUCH, COMPENSATION EXPENSE FOR STOCK OPTIONS, COMMON STOCK AND OTHER EQUITY INSTRUMENTS ISSUED TO NON-EMPLOYEES FOR SERVICES RECEIVED WILL BE BASED UPON THE FAIR VALUE OF THE EQUITY INSTRUMENTS ISSUED, AS THE SERVICES ARE PROVIDED AND THE SECURITIES EARNED. SFAS NO. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION", REQUIRES ENTITIES THAT CONTINUE TO APPLY THE PROVISIONS OF APB OPINION NO. 25 FOR TRANSACTIONS WITH EMPLOYEES TO PROVIDE PRO FORMA NET EARNINGS (LOSS) AND PRO FORMA EARNINGS
(LOSS) PER SHARE DISCLOSURES FOR EMPLOYEE STOCK OPTION GRANTS AS IF THE FAIR-VALUE-BASED METHOD DEFINED IN SFAS NO. 123 HAD BEEN APPLIED TO THESE TRANSACTIONS. FOR THE PERIOD FROM INCEPTION (MARCH 12, 2004) TO DECEMBER 31, 2006, NO STOCK OPTIONS WERE COMMITTED TO BE ISSUED TO EMPLOYEES.

INCOME TAXES - INCOME TAXES ARE ACCOUNTED FOR UNDER THE ASSET AND LIABILITY METHOD. DEFERRED TAX ASSETS AND LIABILITIES ARE RECOGNIZED FOR THE FUTURE TAX CONSEQUENCES ATTRIBUTABLE TO DIFFERENCES BETWEEN THE FINANCIAL STATEMENT CARRYING AMOUNTS OF EXISTING ASSETS AND LIABILITIES AND THEIR RESPECTIVE TAX BASES AND OPERATING LOSS CARRY FORWARDS THAT ARE AVAILABLE TO BE CARRIED FORWARD TO FUTURE YEARS FOR TAX PURPOSES. DEFERRED TAX ASSETS AND LIABILITIES ARE MEASURED USING ENACTED TAX RATES EXPECTED TO APPLY TO TAXABLE INCOME IN THE YEARS IN WHICH THOSE TEMPORARY DIFFERENCES ARE EXPECTED TO BE RECOVERED OR SETTLED. THE EFFECT ON DEFERRED TAX ASSETS AND LIABILITIES OF A CHANGE IN TAX RATES IS RECOGNIZED IN INCOME IN THE PERIOD THAT INCLUDES THE ENACTMENT DATE. WHEN IT IS NOT CONSIDERED TO BE MORE LIKELY THAN NOT THAT A DEFERRED TAX ASSET WILL BE REALIZED, A VALUATION ALLOWANCE IS PROVIDED FOR THE EXCESS. ALTHOUGH THE COMPANY HAS SIGNIFICANT LOSS CARRY FORWARDS AVAILABLE TO REDUCE FUTURE INCOME FOR TAX PURPOSES, NO AMOUNT HAS BEEN REFLECTED ON THE BALANCE SHEET FOR DEFERRED INCOME TAXES AS ANY DEFERRED TAX ASSET HAS BEEN FULLY OFFSET BY A VALUATION ALLOWANCE.


SWEET SPOT GAMES, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2008

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DEFERRED INCOME TAXES ARE REPORTED FOR TIMING DIFFERENCES BETWEEN ITEMS OF INCOME OR EXPENSE REPORTED IN THE FINANCIAL STATEMENTS AND THOSE REPORTED FOR INCOME TAX PURPOSES IN ACCORDANCE WITH STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NUMBER 109 ACCOUNTING FOR INCOME TAXES, WHICH REQUIRES THE USE OF THE ASSET/LIABILITY METHOD OF ACCOUNTING FOR INCOME TAXES.
DEFERRED INCOME TAXES AND TAX BENEFITS ARE RECOGNIZED FOR THE FUTURE TAX CONSEQUENCES ATTRIBUTABLE TO DIFFERENCES BETWEEN THE FINANCIAL STATEMENT CARRYING AMOUNTS OF EXISTING ASSETS AND LIABILITIES AND THEIR RESPECTIVE TAX BASES, AND FOR TAX LOSS AND CREDIT CARRY FORWARDS. THE COMPANY PROVIDES DEFERRED TAXES FOR THE ESTIMATED FUTURE TAX EFFECTS ATTRIBUTABLE TO TEMPORARY DIFFERENCES AND CARRY FORWARDS WHEN REALIZATION IS MORE LIKELY THAN NOT.

LOSS PER SHARE - BASIC LOSS PER SHARE HAS BEEN CALCULATED USING THE WEIGHTED AVERAGE NUMBER OF COMMON SHARES ISSUED AND OUTSTANDING DURING THE YEAR.


USE OF ESTIMATES - THE PREPARATION OF THE FINANCIAL STATEMENTS IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES REQUIRES MANAGEMENT TO MAKE CERTAIN ESTIMATES AND ASSUMPTIONS, WHERE APPLICABLE, THAT AFFECT THE REPORTED AMOUNTS OF ASSETS AND LIABILITIES AND DISCLOSURES OF CONTINGENT ASSETS AND LIABILITIES AT THE DATE OF THE FINANCIAL STATEMENTS, AS WELL AS THE REPORTED AMOUNTS OF REVENUES AND EXPENSES DURING THE REPORTING PERIOD. WHILE ACTUAL RESULTS COULD DIFFER FROM THOSE ESTIMATES, MANAGEMENT DOES NOT EXPECT SUCH VARIANCES, IF ANY, TO HAVE A MATERIAL EFFECT ON THE FINANCIAL STATEMENTS.

RESEARCH AND DEVELOPMENT  COSTS  -  RESEARCH  IS  PLANNED  SEARCH  OR  CRITICAL
INVESTIGATION AIMED AT DISCOVERY OF NEW KNOWLEDGE WITH THE HOPE THAT SUCH KNOWLEDGE WILL BE USEFUL IN DEVELOPING A NEW PRODUCT OR SERVICE OR A NEW PROCESS OR TECHNIQUE OR IN BRINGING ABOUT A SIGNIFICANT IMPROVEMENT TO AN EXISTING PRODUCT OR PROCESS. DEVELOPMENT IS THE TRANSLATION OF RESEARCH FINDINGS OR OTHER KNOWLEDGE INTO A PLAN OR DESIGN FOR A NEW PRODUCT OR PROCESS OR FOR A SIGNIFICANT IMPROVEMENT TO AN EXISTING PRODUCT OR PROCESS WHETHER INTENDED FOR SALE OR USE. IT INCLUDES THE CONCEPTUAL FORMULATION, DESIGN, AND TESTING OF PRODUCT ALTERNATIVES, AND OPERATION OF PILOT PLANTS. IT DOES NOT INCLUDE ROUTINE OR PERIODIC ALTERATIONS TO EXISTING PRODUCTS, PRODUCTION LINES, MANUFACTURING PROCESSES, AND OTHER ON-GOING OPERATIONS EVEN THOUGH THOSE ALTERATIONS MAY REPRESENT IMPROVEMENTS AND IT DOES NOT INCLUDE MARKET RESEARCH OR MARKET TESTING ACTIVITIES. ALL RESEARCH AND DEVELOPMENT COSTS HAVE BEEN EXPENSED AS INCURRED IN ACCORDANCE WITH FASB 2.





SWEET SPOT GAMES, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2008

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DEPRECIATION - IS COMPUTED USING THE STRAIGHT-LINE METHOD OVER THE ASSETS' EXPECTED USEFUL LIVES OF FIVE YEARS.

AMORTIZATION - DEFERRED CHARGES ARE AMORTIZED USING THE STRAIGHT-LINE METHOD OVER FIVE YEARS.


NOTE 2 - ACCOUNTING PRONOUNCEMENTS

SFAS NO. 7, ACCOUNTING AND REPORTING BY DEVELOPMENT STAGE ENTERPRISES, ESTABLISHES GUIDELINES FOR IDENTIFYING COMPANIES IN THE DEVELOPMENT STAGE AND SPECIFIES THE STANDARDS OF FINANCIAL ACCOUNTING AND REPORTING THAT APPLY TO THOSE COMPANIES. IN DECEMBER 2004, THE FINANCIAL ACCOUNTING STANDARDS BOARD ("FASB") ISSUED SFAS NO. 123R, "SHARE-BASED PAYMENT" ("SFAS 123R"). SFAS 123R REVISES FASB STATEMENT NO. 123 "ACCOUNTING FOR STOCK-BASED COMPENSATION" AND SUPERSEDES APB OPINION NO. 25 "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES." SFAS 123R REQUIRES ALL PUBLIC AND NON-PUBLIC COMPANIES TO MEASURE AND RECOGNIZE COMPENSATION EXPENSE FOR ALL STOCK-BASED PAYMENTS FOR SERVICES RECEIVED AT THE GRANT-DATE FAIR VALUE, WITH THE COST RECOGNIZED OVER THE VESTING PERIOD (OR THE REQUISITE SERVICE PERIOD). SFAS 123R IS EFFECTIVE FOR SMALL BUSINESS ISSUERS FOR ALL INTERIM PERIODS BEGINNING AFTER DECEMBER 15, 2005. THE ADOPTION OF SFAS 123R DID NOT HAVE A MATERIAL IMPACT ON THE COMPANY'S FINANCIAL STATEMENTS OR RESULTS OF OPERATIONS.

SFAS NO. 123R PERMITS PUBLIC COMPANIES TO ADOPT ITS REQUIREMENTS USING ONE OF TWO METHODS. A "MODIFIED PROSPECTIVE" METHOD IN WHICH COMPENSATION COST IS RECOGNIZED BEGINNING WITH THE EFFECTIVE DATE (A) BASED ON THE REQUIREMENTS OF SFAS 123R FOR ALL SHARE-BASED PAYMENTS GRANTED AFTER THE EFFECTIVE DATE AND (B) BASED ON THE REQUIREMENTS OF SFAS NO. 123 FOR ALL AWARDS GRANTED TO EMPLOYEES PRIOR TO THE EFFECTIVE DATE OF SFAS NO. 123R THAT REMAIN UNVESTED ON THE EFFECTIVE DATE. A "MODIFIED RETROSPECTIVE" METHOD WHICH INCLUDES THE REQUIREMENTS OF THE MODIFIED PROSPECTIVE METHOD DESCRIBED ABOVE, BUT ALSO PERMITS ENTITIES TO RESTATE BASED ON THE AMOUNTS PREVIOUSLY RECOGNIZED UNDER SFAS NO. 123 FOR PURPOSES OF PRO FORMA DISCLOSURES EITHER (A) ALL PRIOR PERIODS PRESENTED OR (B) PRIOR INTERIM PERIODS OF THE YEAR OF ADOPTION. THE COMPANY HAS YET TO DETERMINE WHICH METHOD TO USE IN ADOPTING SFAS 123R.






SWEET SPOT GAMES, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2008

NOTE 2 - ACCOUNTING PRONOUNCEMENTS (CONTINUED)

IN NOVEMBER 2004, THE FASB ISSUED SFAS NO. 151 "INVENTORY COSTS - AN AMENDMENT OF ARB NO. 43, CHAPTER 4" ("SFAS 151"). THIS STATEMENT AMENDS THE GUIDANCE IN ARB NO. 43, CHAPTER 4, "INVENTORY PRICING" TO CLARIFY THE ACCOUNTING FOR ABNORMAL AMOUNTS OF IDLE FACILITY EXPENSE, FREIGHT, HANDLING COSTS, AND WASTED MATERIAL (SPOILAGE). SFAS 151 REQUIRES THAT THOSE ITEMS BE RECOGNIZED AS CURRENT-PERIOD CHARGES. IN ADDITION, THIS STATEMENT REQUIRES THAT ALLOCATION OF FIXED PRODUCTION OVERHEADS TO COSTS OF CONVERSION BE BASED UPON THE NORMAL CAPACITY OF THE PRODUCTION FACILITIES. THE PROVISIONS OF SFAS 151 ARE EFFECTIVE FOR FISCAL YEARS BEGINNING AFTER JUNE 15, 2005. AS SUCH, THE COMPANY HAS ADOPTED THESE PROVISIONS, IF ANY, AT THE BEGINNING OF THE FISCAL YEAR 2006.

IN DECEMBER 2004, THE FASB ISSUED SFAS NO. 153, "EXCHANGES OF NON-MONETARY ASSETS - AN AMENDMENT OF APB OPINION NO. 29" ("SFAS 153"). SFAS 153 REPLACES THE EXCEPTION FROM FAIR VALUE MEASUREMENT IN APB OPINION NO. 29 FOR NON-MONETARY EXCHANGES OF SIMILAR PRODUCTIVE ASSETS WITH A GENERAL EXCEPTION FROM FAIR VALUE MEASUREMENT FOR EXCHANGES OF NON-MONETARY ASSETS THAT DO NOT HAVE COMMERCIAL SUBSTANCE. A NON-MONETARY EXCHANGE HAS COMMERCIAL SUBSTANCE IF THE FUTURE CASH FLOWS OF THE ENTITY ARE EXPECTED TO CHANGE SIGNIFICANTLY AS A RESULT OF THE EXCHANGE. SFAS 153 IS EFFECTIVE FOR ALL INTERIM PERIODS BEGINNING AFTER JUNE 15, 2005. THE ADOPTION OF SFAS 153 DID NOT HAVE A MATERIAL IMPACT ON THE COMPANY'S FINANCIAL STATEMENTS OR RESULTS OF OPERATIONS.

IN MAY 2005, THE FASB ISSUED SFAS NO. 154, "ACCOUNTING CHANGES AND ERROR CORRECTIONS - A REPLACEMENT OF APB OPINION NO. 20 AND FASB STATEMENT NO. 3" ("SFAS 154"). SFAS 154 CHANGES THE REQUIREMENTS FOR THE ACCOUNTING FOR AND REPORTING OF A CHANGE IN ACCOUNTING PRINCIPLE. THESE REQUIREMENTS APPLY TO ALL VOLUNTARY CHANGES AND CHANGES REQUIRED BY AN ACCOUNTING PRONOUNCEMENT IN THE UNUSUAL INSTANCE THAT THE PRONOUNCEMENT DOES NOT INCLUDE SPECIFIC TRANSITION PROVISIONS. SFAS 154 IS EFFECTIVE FOR FISCAL YEARS BEGINNING AFTER DECEMBER 15, 2005. AS SUCH, THE COMPANY HAS ADOPTED THESE PROVISIONS, IF ANY, AT THE BEGINNING OF THE FISCAL YEAR ENDED DECEMBER 31, 2006.











SWEET SPOT GAMES, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2008

NOTE 2 - ACCOUNTING PRONOUNCEMENTS (CONTINUED)

IN FEBRUARY 2006, THE FASB ISSUED SFAS NO. 155, "ACCOUNTING FOR CERTAIN HYBRID FINANCIAL INSTRUMENTS--AN AMENDMENT OF FASB STATEMENTS NO. 133 AND 140" ("SFAS 155"). THIS STATEMENT AMENDS FASB STATEMENTS NO. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES", AND NO. 140, "ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES". THIS STATEMENT RESOLVES ISSUES ADDRESSED IN STATEMENT 133 IMPLEMENTATION ISSUE NO. D1, "APPLICATION OF STATEMENT 133 TO BENEFICIAL INTERESTS IN SECURITIZED FINANCIAL ASSETS". THIS STATEMENT PERMITS FAIR VALUE RE-MEASUREMENT FOR ANY HYBRID FINANCIAL INSTRUMENT THAT CONTAINS AN EMBEDDED DERIVATIVE THAT OTHERWISE WOULD REQUIRE BIFURCATION, CLARIFIES WHICH INTEREST-ONLY STRIPS AND PRINCIPAL-ONLY STRIPS ARE NOT SUBJECT TO THE REQUIREMENTS OF STATEMENT 133,
ESTABLISHES A REQUIREMENT TO EVALUATE INTERESTS IN SECURITIZED FINANCIAL ASSETS TO IDENTIFY INTERESTS THAT ARE FREESTANDING DERIVATIVES OR THAT ARE HYBRID FINANCIAL INSTRUMENTS THAT CONTAIN AN EMBEDDED DERIVATIVE REQUIRING BIFURCATION, CLARIFIES THAT CONCENTRATIONS OF CREDIT RISK IN THE FORM OF
SUBORDINATION ARE NOT EMBEDDED DERIVATIVES AND AMENDS STATEMENT 140 TO ELIMINATE THE PROHIBITION ON A QUALIFYING SPECIAL-PURPOSE ENTITY FROM HOLDING A DERIVATIVE FINANCIAL INSTRUMENT THAT PERTAINS TO A BENEFICIAL INTEREST OTHER THAN ANOTHER DERIVATIVE FINANCIAL INSTRUMENT. SFAS 155 IS EFFECTIVE FOR ALL FINANCIAL INSTRUMENTS ACQUIRED OR ISSUED FOR THE COMPANY FOR FISCAL YEAR BEGINS AFTER SEPTEMBER 15, 2006. THE ADOPTION OF THIS STANDARD IS NOT EXPECTED TO HAVE A MATERIAL EFFECT ON THE COMPANY'S RESULTS OF OPERATIONS OR FINANCIAL POSITION

NOTE 3 - ACCOUNTS PAYABLE

Accounts payable consist of the following:12/31/08
     Accrued accounting fees       $500






SWEET SPOT GAMES, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
As of December 31, 2008


NOTE 4 - COMITMENTS AND CONTENGINCIES

Liabilities for loss contingencies, arising from claims, assessments, litigation, fines and penalties and other sources would be recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Recoveries from third parties, which are probable of realization are separately recorded, and are not offset against the related liability, in accordance with FASB No. 39, "Offsetting of Amounts Related to Certain Contracts." The Company has no pending litigation either offensive or defensive and the Company has no lease commitments.

NOTE 6 - COMMON STOCK SHARES FOR SERVICES

The Company issued 3,000,000 shares of common stock for professional fees, consulting and research and development. These transaction was recorded in accordance with FASB 123R at $.20 per share.


NOTE 7 - RELATED PARTY TRANACTIONS

The Company's has no related party transactions.



                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL ISSUES.

     There have not been any disagreements with the auditor on any audit or accounting issues.

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our articles of incorporation provide that we will indemnify any person who is or was a director, officer, employee, agent or fiduciary of our company to the fullest extent permitted by applicable law. Nevada law permits a Nevada corporation to indemnify its directors, officers, employees and agents against liabilities and expenses they may incur in such capacities in connection with any proceeding in which they may be involved, if (i) such director or officer is not liable to the corporation or its stockholders due to the fact that his or her acts or omissions constituted a breach of his or her fiduciary duties as a director or officer and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law, or (ii) he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of our company, or that with respect to any criminal action or proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

     In addition, our bylaws include provisions to indemnify its officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person either is not liable pursuant to Nevada Revised Statutes 78.138 or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent will not, of itself, create a presumption that the person is liable pursuant to Nevada Revised Statutes 78.138 or did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


Registration Fees*             			$   179
Federal Taxes                                         -
State Taxes                                           -
Legal Fees and Expenses                          30,000
Transfer Agent and Printing                      10,000
Blue Sky Fees                                     5,000
Accounting Fees and Expenses                     5-,000
Miscellaneous (1)                                 7,500
						-------
Total                         			$57,679
						-------


* Estimated Figures
(1) Includes costs for Edgar filings and all other costs anticipated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

     Beginning in June of 2008 and continuing until October of 2008 the company privately offered up to 500,000 shares of Common Stock to accredited investors at a price of .20 per share. As part of that private placement we agreed to assert our best efforts to register the shares sold in the private placement provided that at least 75% of the shares offered were sold. The company sold 450,000 shares to accredited investors and closed the offering in October of 2008.

     The securities offered in both private placements, including the common stock, sold in reliance upon the exemption from registration contained in
Section 4(2) of the Securities Act and Regulation S and Regulation D promulgated thereunder, which exempt transactions by an issuer not involving any public offering. The issuance of the shares was undertaken without general solicitation or advertising. Each purchaser of the shares represented in the purchase agreement, among other things, that (a) it was an "accredited investor", as defined in Regulation D promulgated under the Securities Act of 1933, (b) it had obtained sufficient information from us to evaluate the merits and risks of an investment in the shares of our common stock and (c) it was acquiring the shares of our common stock for investment purposes and not with a view to any public resale or other distribution in violation of the Securities Act of 1933 or the securities laws of any state. In addition, the stock certificate representing these shares contained a legend that they are restricted securities under the Securities Act of 1933. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.
Other Consultants

On January 19, 2005, we entered into a Consulting Services Agreement with Gerald Newman and Associates ("Newman"), a consulting firm in Beverly Hills, California. Newman will assist us in investor relations, management consulting, the selection of personnel and other management issues. We have issued 2,700,000 shares to Newman, valued at $0.20 for accounting purposes.

We also retained a securities attorney, Charles Barkley, Attorney at Law, with offices in Charlotte, NC. As part of the compensation to Mr. Barkley, we issued 195,000 to Mr. Barkley at inception. We also issued at inception 100,000 shares to Elizabeth Garcia, a member of Mr. Barkley's staff who agreed to serve as our initial corporate secretary and bookkeeper Mr. Barkley assisted us in our private placement which closed in October, 2008 and serves as our securities counsel in this filing

     We believe these were private placements within the meaning of the rules and regulations under the Securities Act. Each purchaser of the shares represented in the purchase agreement, among other things, that (a) it was an "accredited investor", as defined in Regulation D promulgated under the Securities Act of 1933, (b) it had obtained sufficient information from us to evaluate the merits and risks of an investment in the shares of our common stock and (c) it was acquiring the shares of our common stock for investment purposes and not with a view to any public resale or other distribution in violation of the Securities Act of 1933 or the securities laws of any state. In addition, the stock certificate representing these shares contained a legend that they are restricted securities under the Securities Act of 1933. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.





ITEM 27. EXHIBITS.

     The following is a list of Exhibits filed as part of this registration statement:

EXHIBIT NO.   DESCRIPTION OF EXHIBIT
----------    -------------------

3.1           Articles of Incorporation

3.2           Bylaws

4.1           Form of Stock Certificate

5.1           Legal Opinion*

14.1          Code of Ethics

23.1          Consent of Charles Barkley, Attorney (Included in exhibit 5)

23.2          Consent of Greg Lamb, CPA *


----

 - Filed herewith

ITEM 28. UNDERTAKINGS.

     (a)   The undersigned small business issuer hereby undertakes to:

     (1) File, during any period in which it offers and sells securities, a post-effective amendment to this prospectus to:

             (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

             (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

             (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

             (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

             (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

             (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     (c) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Charlotte, NC on January 30, 2009.

                     SWEET SPOT GAMES, INC.


/s/ Gerald W. Mills
-------------------
By: Gerald W. Mills
Title: President & CEO, Director



/s/ GERALD W. MILLS
-------------------
By: GERALD W. MILLS
Title: Chief Financial Officer




In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated.



                    /s/ Gregory Galanis
                    -------------------
                    By: Gregory Galanis
                    Title: President,CEO, and Director


                    /s/ GERALD W. MILLS
		    -------------------
                    By: GERALD W. MILLS
                    Title: Chief Financial Officer


Date: January 30, 2009